UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2013

Commission File Number of issuing entity: 333-166711-02

Citigroup Commercial Mortgage Trust 2012-GC8

(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor: 333-166711

Citigroup Commercial Mortgage Securities Inc.

(Exact name of depositor as specified in its charter)

Citigroup Global Markets Realty Corp.

Goldman Sachs Mortgage Company

Natixis Real Estate Capital LLC

(Exact name of sponsor as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization of the issuing entity)

90-6223187

90-6223322

90-6223352

(I.R.S. Employer Identification No.)

c/o Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York	10013
(Address of principal executive offices of the issuing entity)	(Zip Code)

(212) 816-5693

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 - Change of Servicer or Trustee.

Reference is hereby made to the issuing entity known as Citigroup Commercial Mortgage Trust 2012-GC8 (the “Trust”) and the series of commercial mortgage-pass through certificates known as the Citigroup Commercial Mortgage Trust 2012-GC8, Commercial Mortgage Pass-Through Certificates, Series 2012-GC8 (the “Certificates”). The primary asset of the Trust consists of, and the Certificates are backed by, a segregated pool of commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”).

Pursuant to Section 6.08(a) of the Pooling and Servicing Agreement (the “PSA”) dated as of September 1, 2012 relating to the Trust and the Certificates, the Controlling Class Representative (as defined in the PSA) under the PSA removed Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), as General Special Servicer (as defined in the PSA) under the PSA, and appointed CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), as the successor General Special Servicer under the PSA. The removal of Midland as General Special Servicer and appointment of CWCAM as successor General Special Servicer under the PSA was effective as of October 8, 2013. Pursuant to Section 6.08(a) of the PSA, the Controlling Class Representative under the PSA is entitled, for so long as no Control Termination Event (as defined in the PSA) has occurred and is continuing, to terminate the rights and obligations of the existing General Special Servicer, with or without cause, and appoint the successor General Special Servicer under the PSA.

CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to commercial real estate, collateralized debt obligation, and commercial mortgage-backed securities (“CMBS”) transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the Trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2010, CWCAM acted as special servicer with respect to 115 domestic and two Canadian CMBS pools containing approximately 11,900 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $153 billion. As of December 31, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $151 billion. As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion. As of June 30, 2013, CWCAM acted as special servicer with respect to 161 domestic and one Canadian CMBS pools containing approximately 10,100 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $137 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2013, CWCAM had 135 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2013, within the CMBS pools described in the preceding paragraph, 859 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933 (as amended, the “Securities Act”), including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction on the part of CWCAM as special servicer.

A description of the material terms of the PSA regarding the special servicing of the Mortgage Loans held by the Trust and the special servicer’s duties regarding such Mortgage Loans, including limitations on the special servicer’s liability under the PSA and terms regarding the special servicer’s removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-166711-02) filed with the Securities and Exchange Commission on September 24, 2012 pursuant to Rule 424(b)(5) in the section captioned “The Pooling and Servicing Agreement.” A copy of the PSA has been filed as Exhibit 4 to the Form 8-K filed by the Trust with the Securities and Exchange Commission on September 24, 2012.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits:

20.1	Acknowledgment of Proposed General Special Servicer dated October 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citigroup Commercial Mortgage Securities Inc.

(Depositor)

/s/ Paul Vanderslice
Paul Vanderslice, Vice President

Date: October 15, 2013